AMENDMENT NO. 5
TO
SECOND AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES
AGREEMENT
     The Second Amended and Restated Master Administrative Services Agreement (the “Agreement”), dated July 1, 2006, by and between Invesco Advisers, Inc., a Delaware corporation, and AIM Equity Funds, a Delaware statutory trust is hereby amended as follows:
WITNESSETH:
     WHEREAS, Aim Equity Funds is now named AIM Equity Funds (Invesco Equity Funds); and
     WHEREAS, the following Funds have been renamed:

CURRENT NAME	NEW NAME
AIM Capital Development Fund	Invesco Capital Development Fund
AIM Charter Fund	Invesco Charter Fund
AIM Constellation Fund	Invesco Constellation Fund
AIM Disciplined Equity Fund	Invesco Disciplined Equity Fund
AIM Diversified Dividend Fund	Invesco Diversified Dividend Fund
AIM Large Cap Basic Value Fund	Invesco Large Cap Basic Value Fund
AIM Large Cap Growth Fund	Invesco Large Cap Growth Fund
AIM Summit Fund	Invesco Summit Fund;
     NOW, THEREFORE, the parties agree that;
1.	All references to AIM Equity Funds in the Agreement are deleted and hereby replaced with AIM Equity Funds (Invesco Equity Funds).

2.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:
“APPENDIX A
TO
SECOND AMENDED AND RESTATED MASTER ADMINISTRATIVE
SERVICES AGREEMENT OF
AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)

Portfolios	Effective Date of Agreement

Invesco Capital Development Fund	July 1, 2006
Invesco Charter Fund	July 1, 2006
Invesco Constellation Fund	July 1, 2006
Invesco Disciplined Equity Fund	July 14, 2009
Invesco Diversified Dividend Fund	July 1, 2006
Invesco Large Cap Basic Value Fund	July 1, 2006
Invesco Large Cap Growth Fund	July 1, 2006
Invesco Summit Fund	April 30, 2008

     The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*	Net Assets

0.023%	First $1.5 billion
0.013%	Next $1.5 billion
0.003%	Over $3 billion

*	Annual minimum fee is $50,000. An additional $10,000 per class of shares is charged for each class other than the initial class. The $10,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000.”
     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:	April 30, 2010

INVESCO ADVISERS, INC.

Attest:	/s/ Stephen R. Rimes	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr Senior Vice President

(SEAL)

AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)

Attest:	/s/ Stephen R. Rimes	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr Senior Vice President

(SEAL)